Exhibit 99.2

SABRE HOLDINGS CORPORATION

STOCK OPTION AGREEMENT

Sabre Holdings Corporation (the “Company”) has granted to you, subject to the terms and conditions set forth in this stock option agreement (“Option Agreement”), Appendix A (delivered herewith), and in the Company’s Amended and Restated 1996 Long – Term Incentive Plan effective May 14, 2002 (the “Plan”) (delivered herewith along with the Plan’s Summary Plan Description), a non-qualified option to purchase all or any part of the number of shares of Class A Common Stock of the Company set forth below (“Shares”) at the exercise price per share set forth below.

OPTIONEE NAME:
EMPLOYEE NUMBER:
DATE OF GRANT:	January [ ], 2005
NUMBER OF SHARES:
GRANT PRICE PER SHARE:	$ (USD)

The option will vest and become exercisable as to 25% of the shares one year following the date of grant and as to 6.25% of the shares at the end of each three month period thereafter, provided you are continuously employed by Sabre Inc. or one of it’s affiliated companies. The term of the option is from [              ] to [              ], inclusive of those dates.  See Appendix A for further details.

This Option Agreement may only be accepted by your signing the enclosed copy of this Option Agreement and returning it by [              , ]2005 to the following address:

Sabre Executive Compensation -  MD 8101

3150 Sabre Dr.

Southlake, TX  76092

By signing below, you agree to be bound by all of the terms and conditions set forth in this Option Agreement, Appendix A and the Plan.  Appendix A and the Plan are incorporated in their entirety into this Option Agreement by this reference, and form part of this Option Agreement.  By signing below you also acknowledge receipt of a copy of the Plan and the Plan’s Summary Plan Description.

SABRE HOLDINGS CORPORATION	OPTIONEE

By:
James F. Brashear
Corporate Secretary

SABRE HOLDINGS CORPORATION

APPENDIX A TO STOCK OPTION AGREEMENT

Your option is subject to the following additional terms and conditions:

1.                                       Term.  Your option expires on [              ].  It cannot be exercised after that date.

2.                                       Exercisability.  Your option may be exercised only to the extent that it becomes vested and may only be exercised under the following conditions:

a.                                       The Company is not obligated to issue fractional shares.

b.                                      You may not exercise your option if such exercise or the delivery of shares constitutes a violation of any applicable federal or local statute, regulation or rule, the law of your country of residence, or any rule or regulation of any securities exchange on which the shares of the Company may be listed.

c.                                       You may not exercise your option if such exercise or the delivery of shares would in the Company’s sole discretion constitute a violation of any rule or policy the Company may from time to time adopt, including but not limited to block trades, windows and black-out periods.

3.                                       Manner of Exercise. Your option may be exercised only by your giving written notice to the Company or its designee in the manner specified by the Company, from time to time.  Such notice shall be accompanied by the payment of the exercise price in cash or by check, or in such other form as the Company may allow in its sole discretion.  The exercise price may not be paid by your delivering to the Company any shares or other securities issued by the Company.

4.                                       Option Subject to Plan Administration. You agree to abide by and be bound by all rules, regulations and determinations of the Company, the Compensation Committee of the Board of Directors (the “Committee”) or its designee now or hereafter made in connection with the administration of the Plan.

5.                                       Termination of Option Your option will terminate and may no longer be exercised if you cease to be an employee of Sabre Inc. or one of its affiliated companies, except that:

a.                                       If your employment is voluntarily terminated by you or involuntarily terminated without Cause by the Company, you may exercise your option as to any vested shares, to the extent your option is otherwise then exercisable, for a period of 90 days after the date of your termination or the remaining term of the option, whichever period is shorter.  Your option as to any unvested shares will expire on the date of your termination

b.                                      If your employment terminates because of your Death, all shares under your option will immediately vest. The legal representative of your estate may thereafter exercise your option as to all vested shares for a period of 1 year from the date of your death or for the remaining term of the option, whichever period is shorter.

c.                                       If your employment terminates by reason of your Disability, all shares under your option will immediately vest. You or your representative may thereafter exercise your option as to all vested shares for a period of 1 year from the date of your Disability or for the remaining term of the option, whichever period is shorter. “Disability” is defined as your permanent inability to perform the essential functions of your job with or without reasonable accommodation as determined by the Board or Committee in its sole discretion.

d.                                      If your employment is terminated with Cause, your option will expire immediately as to all vested and unvested shares.  You agree that the definition of “Cause” contained in the Plan applies to the option granted hereunder.

e.                                       If you are placed on a Short Term Disability, Long Term Disability or leave under the Family Medical Leave Act (FMLA), your unvested shares will continue to vest for the duration of the leave. You may exercise your option as to vested shares, to the extent it is otherwise then exercisable, for a period of 90 days after the date vesting stops or for the remaining the term of the option, whichever period is shorter.

f.                                         If you are placed on a personal leave of absence, your option will expire immediately as to any unvested shares. You may exercise your option as to any vested shares, to the extent it is otherwise then exercisable, for a period of 90 days after the start date of your personal leave or for the remaining the term of the option, whichever period is shorter.

g.                                      If you are placed on a military leave of absence, your shares will continue to vest for the duration of the leave. You may exercise your option as to any vested shares, to the extent it is otherwise then exercisable, for a period of 90 days after the date vesting stops or for the remaining the term of the option, whichever period is shorter.

6.                                       Non-Transferability of Option.  Except in the case of Death or Disability as described above, only you personally may exercise your option and receive shares. Neither your option nor any right to any vested or unvested shares may be transferred, assigned, pledged or hypothecated except by your will or the laws of intestate succession.  Any attempt to effect disposition of your option, or any right to vested or unvested shares, will render the option null and void ab inito.  Your option and any right to vested and unvested shares shall not be subject to levy, execution, attachment or any similar process. In the sole discretion of the Committee or its designee, the option may be terminated upon any attempted disposition or upon any attempt at levy, execution attachment or any similar process.

7.                                       Governing Law.  The Option Agreement, shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware in the United States (excluding any conflict-of-laws rule or principle which might refer such interpretation to the laws of another jurisdiction).  You agree to venue in Tarrant or Denton county Texas.

8.                                       Discretionary Award.          By acknowledging and accepting this stock option award, you agree that the granting of this stock option award is completely at the discretion of the Committee or its designee pursuant to the Plan.  The stock option award is not an acquired right to you, but an offer from the Company to employees who fulfill specific conditions.  As a result, you do not expect that future options will be granted to you under that Plan, or any other plan, nor do you expect that the benefits accruing under the Plan will be reflected in any severance or indemnity payments that the Company, or an Affiliate, may make to you in the future.

9.                                       Employee Intellectual Property and Confidentiality Agreement. You specifically recognize and affirm that the terms of the Employee Intellectual Property and Confidentiality Agreement (the “IP Agreement”), previously executed by you, are material and important terms to this Option Agreement, and you further agree that should all or any part or applications of Sections II of the IP Agreement be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction or by a valid arbitrator in an action between you and the Company, the Company shall be entitled to receive from you all Shares held by you as a result of this Option Agreement, or if you have sold, transferred or otherwise disposed of Shares held by you as a result of this Option Agreement, shall be entitled to receive from you the difference between the option price paid by you and the fair market value of the Shares on the date of sale, transfer or other disposition.

10.                                 Entire Agreement.  The Option Agreement, including this Appendix A and the Plan, constitute the entire agreement between you and the Company relating to this subject matter. No other prior or contemporaneous agreements, promises, representations, covenants, warranties, or any other undertaking whatsoever respecting such matters shall be deemed in any way to exist or to bind any of the parties.  You acknowledge and agree that you have not executed the Option Agreement in reliance on any such other agreement, promise, representation, covenant, warranty, or undertaking.  Neither the Option Agreement, nor this Appendix A, nor the Plan has been or may be orally modified.  All modifications must be agreed to in writing and signed by both parties.  The option will not constitute or be any evidence of any agreement or understanding, express or implied, on the part of the Company or its Affiliates or Subsidiaries to employ you for any specified period of time.

11.                                 Defined Terms.  Unless otherwise defined herein, defined terms (usually denoted with initial capitals) shall have the meaning ascribed thereto in the Plan.

END OF APPENDIX A